                               THIRD AMENDMENT
                                     TO
                          ASSET PURCHASE AGREEMENT

        This THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Third Amendment") is made and entered into as of April 17, 2000, by and between Infotainment Telepictures, Inc., a Nevada corporation ("Seller"), and DigitalConvergence.:Com Inc., a Delaware corporation ("Buyer").

                                   RECITALS:

A. Buyer and Seller are parties to that certain Asset Purchase Agreement dated as of January 4, 1999, as amended (the "Purchase Agreement"), pursuant to which Buyer purchased from Seller substantially all of Seller's assets. Each capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Purchase Agreement.

B. Buyer and Seller have been named as defendants in a complaint styled as Nissi Cosmetics, Inc. v. Infotainment Telepictures, L.L.C., etal, Case No. DV99-7425, filed in the District Court of Dallas County, Texas (together with any other actions, suits, claims or litigation arising out of the same transaction, occurrence or subject matter as the above-described complaint, (the "Nissi Suit").

C. Seller acknowledges and agrees that any Losses asserted against, resulting to, imposed upon or incurred or suffered by Buyer as a result of or arising from the Nissi Suit are Losses for which Buyer is entitled to indemnification under Section 4.1 of the Purchase Agreement, and Buyer and Seller desire to amend Section 4.1 of the Purchase Agreement to specifically address Seller's indemnification obligations with respect to the Nissi Suit.

                                  AGREEMENTS:

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein, together with other good and valuable consideration, the parties hereto covenant and agree as follows:

        1. AMENDMENT. Section 4.1 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

            (a) INDEMNIFICATION. Seller covenants and agrees to indemnify and hold Buyer harmless from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, in writing or any other claim, and any and all amounts paid in settlement of any claim asserted in writing or litigation
        (each a "Loss") asserted against, resulting to, imposed upon, or incurred or suffered by Buyer, directly or indirectly, as a result of or arising from (i) the operation of Seller or Business prior to the Closing Date, other than as otherwise contemplated herein, and (ii) the Nissi Suit.
        To the extent Buyer suffers any Loss under this Section
        4.1, or has identified a loss but has not quantified the dollar value thereof, Buyer may withhold and off-set any payments due to Seller under this Agreement or the Promissory Note to compensate (to the extent of any such payment due) Seller for any such Loss.

        2. PURCHASE AGREEMENT OTHERWISE UNCHANGED. Except as herein specifically amended or supplemented hereby, the Purchase Agreement shall continue in full force and effect in accordance with its terms.

        3. DUPLICATE ORIGINALS. All parties may sign any number of copies of this Third Amendment. Each signed copy shall be an original, but all them together shall represent the same agreement.

        4. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.


                           [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have caused this Third Amendment to be duly executed, all as of the date first written above.

                                        SELLER:

                                        INFOTAINMENT TELEPICTURES, INC.

                                        By: /s/ J. Jovan Philyaw
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title: President
                                              ---------------------------------

                                        BUYER:

                                        DIGITALCONVERGENCE.:COM INC.

                                        By: /s/ Patrick V. Stark
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title: Executive Vice President
                                              ---------------------------------